UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 12, 2003

Atlas Air Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 701-8000
(Former name or former address, if changed since last report)

Atlas Air, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25732	84-1207329

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 701-8000
(Former name or former address, if changed since last report)

This combined Form 8-K is separately filed by Atlas Air Worldwide Holdings, Inc. and Atlas Air, Inc. Information contained herein relating to any individual registrant is filed by such registrant on its behalf. No registrant makes any representation as to information relating to any other registrant.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Item 12. Results of Operations and Financial Condition

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Update on Financial Restructuring

In March 2003, Atlas Air Worldwide Holdings, Inc. ( the “Company”) announced that it was deferring all debt and aircraft lease payments associated with its Boeing 747 aircraft. This deferral was intended to give the Company the opportunity to negotiate a restructuring of the terms and conditions of its debt and aircraft leases to bring them in line with current and anticipated market conditions and better reflect the reduced market values of the aircraft. Because the Company deferred the payments without the consent of its debtholders and lessors, the deferral of payments resulted in defaults under the terms of the applicable leases and debt and resulted in defaults under the terms of its credit facilities and other debt obligations. Such defaults give the other parties to these arrangements certain rights and remedies. Although the Company has already reached agreements in principle with General Electric Capital Aviation Services, its banking group, the holders of its Class A Enhanced Equipment Trust Certificates, and several of its lessors, it continues to negotiate with its remaining lessors and other creditors with a view to achieving a pre-negotiated restructuring of its debt and lease obligations.

The Company currently intends to implement its financial restructuring by entering into restructuring agreements with substantially all of its major creditors and lessors prior to consummating the restructuring through a “prenegotiated” Chapter 11 filing under the U.S. Bankruptcy Code during the first half of December 2003. Because the Company anticipates having agreements with its major creditors and lessors in place at the time of a Chapter 11 filing, the Company hopes to reduce the time spent in bankruptcy so as to minimize the impact of the filing on its operations.

At this time, it is not possible to predict accurately the effects of the Chapter 11 reorganization process on the Company’s business or when it may emerge from Chapter 11. The Company’s future results depend in part on the timely and successful completion of negotiations with its creditors and lessors, upon the ability of the Company to comply with the terms and conditions of its restructuring agreements and upon confirmation and implementation of a plan of reorganization. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy case to each of these constituencies, and it is possible that the Company’s existing equity or other securities will be restructured in a manner that will reduce substantially or eliminate any value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of the Company’s securities.

Overview of Economic Terms of Restructuring Proposals

The following description of the economic terms of the restructuring proposals are based on the current status of negotiations with the Company’s various creditor constituents. Although some of the terms are based on signed term sheets, others are based on drafts with the Company’s creditor groups as of September 4, 2003. There is no assurance that the Company’s restructuring program will be realized and that the actual terms will not vary from those described below. These differences could be material and adverse. In addition, these are summary descriptions and do not purport to be full descriptions of all material terms of each restructuring agreement.

General Terms. The Company’s restructuring proposals and agreements include the following terms:

a.	The restructuring contemplates the increased efficiencies created by unified operation of the Company and its subsidiaries, including the ability to deploy aircraft, cash and other assets and liabilities between and among the Company and its subsidiaries. In order to protect creditors of each of the entities and as consideration for the right to transfer assets among the entities, the Company, Atlas Air, Inc. (“Atlas”) and Polar Air Cargo, Inc. (“Polar”), each a wholly-owned subsidiary of the Company, will provide cross guarantees of all lease and debt obligations.

b.	To the extent that the restructuring is implemented through Chapter 11 cases and a plan of reorganization for each of the Company, Atlas and Polar, the agreement with each lessor and lender will include the right of the Company to provide for implementation in a Chapter 11 case. Moreover, the agreements provide for a Section 1110 stipulation for aircraft lenders and lessors for the making of restructured payments for a period of up to 180 days following a Chapter 11 filing.

c.	Generally, the only creditors receiving equity pursuant to the restructuring are general unsecured creditors, including senior noteholders. However, the senior bank group and an aircraft lessor held the Company or Polar guarantees prior to the restructuring. The two creditors will receive approximately 0.9 percent of the restructured common equity of the Company for every $100 million face amount of guaranteed debt or the present value of guaranteed future lease obligations.

Aircraft Lessors. The Company and its subsidiaries have offered aircraft lessors identical monthly cash rents with respect to each aircraft type operated by the Company (Boeing 747-200F, Boeing 747-300F and Boeing 747-400F), thereby reducing aggregate cash rents payable through December 31, 2007. Lessors of Boeing 747-200 and Boeing 747-300 aircraft have also been offered the opportunity to extend the original lease maturity date to make up for any cumulative cash rent shortfall as a result of the restructuring (on a non-discounted basis). Some aircraft lessors that have executed binding term sheets implementing the restructuring have elected not to accept the entire extension.

Secured Creditors (On-Balance Sheet Debt Secured by Aircraft). Each secured creditor was offered a debt service payment per aircraft equal to the monthly lease rate by aircraft type, with interest at the rate stated in its loan agreement. For floating rate debt instruments, a fixed amortization schedule was derived by applying the monthly lease rate per aircraft first to payment of estimated fixed rate equivalent interest expense and second to payment of principal. While the interest rate will remain floating on these debts, the amortization schedule derived from this analysis has been fixed through the revised maturity date of the loan. The treatment extends each loan maturity until such point in time when the current principal balance is repaid in full. For one lender, a floating interest rate was fixed.

Unsecured Creditors. Unsecured creditors holding senior notes have been offered $125 - $150 million of senior convertible preferred stock and approximately 10.1 million shares (51 percent) of the Company’s new common stock. Holders of senior notes who are issuers of collateralized bond obligations may elect to receive up to $50 million of new senior subordinated notes in lieu of equity recovery. The senior convertible preferred stock is convertible into between 51% and 55% of common shares on a fully diluted basis and votes on an as-converted basis. Other unsecured creditors will be offered convertible preferred and common shares on the same basis as the senior noteholders. The senior noteholders have indicated that the restructuring must provide for marketable securities and, in addition, must be accomplished pursuant to a Chapter 11 filing and in a manner that is binding to all senior noteholders.

ProForma Projected Financial Information.

General Assumptions

In connection with the Company’s restructuring plan referred to above and the negotiations with its creditors and lessors regarding implementation of that plan, the Company has prepared projections through 2007, assuming for purposes of these projections that the Company’s creditors and lessors would agree to the Company’s proposals and that the Company would implement its restructuring plan through a filing under Chapter 11 of the U.S. Bankruptcy Code on or before December 31, 2003 and seek a confirmation of a plan of reorganization and emerge from bankruptcy four months after filing. These projections are presented below.

The projections were prepared by the Company for the purpose of illustrating to its lessors and creditors the financial impact of the implementation of the Company’s restructuring program, and consequently have as an assumption that the creditors and lessors agree to the Company’s restructuring proposals. Since negotiations with its creditors and lessors are currently ongoing, the Company’s business plan and its restructuring proposals to its creditors and lessors are subject to change. Changes in the business plan and proposals could materially and adversely affect these projections. Other factors that may affect these projections include, without limitation, the economic environment in general and the air cargo market in particular, the uncertainties associated with the filing of Chapter 11 and related considerations of approval of a Plan of Reorganization, the outcome of current and potential litigation against the Company, the outcome of the Security and Exchange Commission’s (“SEC”) investigation of the Company, the suspension of trading of the Company’s common stock by the New York Stock Exchange (the “Exchange”) and the likely de-listing of such common stock from the Exchange, significant changes in fuel prices and other operating expenses, the availability and cost of war risk insurance for the Company and such other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2001 and other factors as may appear in the Company’s SEC filings from time to time. Consequently, the projections are not intended to, and do not, reflect any assessment by the Company as to whether the results will be achievable.

Fleet Plan

This plan is based on a total fleet of 51 Boeing 747 freighter aircraft in 2003 and 50 Boeing 747 freighter aircraft in 2004 and beyond (due to a lease expiration). The expected allocation of these aircraft among the Company’s various product types, based on average annual utilization assumptions, is as follows:

	2003[1]	2004	2005	2006	2007

Scheduled Service	13	14	16	17	17
Charter Service (Commercial)	5	4	4	4	4
Charter Service (AMC)	8	4	4	4	4
ACMI Lease Contracts	14	17	18	19	19
Mx Coverage/Spares	5	3	2	2	2

Operated Fleet	45	42	44	46	46
Dry Lease	4	4	4	4	4
To Third Parties	1	1	1	1	1
To Affiliates	3	3	3	3	3
Parked	2	4	2	0	0

Total Fleet	51	50	50	50	50

[1]	Represents fleet data for June through December 2003.

Fleet Deployment

The Company’s actual fleet deployment as of July 9, 2003 was as follows:

	Fleet
Company (1)	Type	Service Type (2)(3)

Atlas Air, Inc.	300	AMC/Charter
Atlas Air, Inc.	300	Polar Air — See Polar Grid
Atlas Air, Inc.	300	Polar Air — See Polar Grid
Atlas Air, Inc.	400	ACMI
Atlas Air, Inc.	400	AMC/Charter
Atlas Air, Inc.	400	Polar Air — See Polar Grid
Atlas Air, Inc.	400	ACMI
Atlas Air, Inc.	400	Dry Lease
Atlas Air, Inc.	400	AMC/Charter
Atlas Air, Inc.	400	Dry Lease
Atlas Air, Inc.	400	ACMI
Atlas Air, Inc.	400	AMC/Charter
Atlas Air, Inc.	400	Maintenance Cover
Atlas Air, Inc.	400	Dry Lease
Atlas Air, Inc.	400	Polar Air — See Polar Grid
Atlas Air, Inc.	400	ACMI
Atlas Air, Inc.	400	ACMI
Atlas Air, Inc.	400	Polar Air — See Polar Grid
AFL III/Atlas Air, Inc.	200	Polar Air — See Polar Grid
Atlas Air, Inc.	200	AMC/Charter
Atlas Air, Inc.	200	Out of Service
Atlas Air, Inc.	200	AMC/Charter
AFL III/Atlas Air, Inc.	200	Charter
AFL III/Atlas Air, Inc.	200	Operational Spare
Atlas Air, Inc.	200	AMC/Charter
AFL III/Atlas Air, Inc.	200	Operational Spare
Atlas Air, Inc.	200	AMC/Charter
AFL III/Atlas Air, Inc.	200	ACMI
AFL III/Atlas Air, Inc.	200	Out of Service
AFL III/Atlas Air, Inc.	200	AMC/Charter
AFL III/Atlas Air, Inc.	200	ACMI
AFL III/Atlas Air, Inc.	200	AMC/Charter
AFL III/Atlas Air, Inc.	200	Maintenance Cover
AFL III/Atlas Air, Inc.	200	AMC/Charter
Atlas Air, Inc.	200	Maintenance Cover
Atlas Air, Inc.	200	ACMI
Atlas Air, Inc.	200	AMC/Charter
Atlas Air, Inc.	200	Operational Spare
AFL III/Atlas Air, Inc.	200	ACMI
AFL III/Atlas Air, Inc.	200	ACMI

Total Atlas Aircraft	40
Total Parked	2
Total Operating	38

Notes:

(1)	Fleet total includes thirteen (13) aircraft leased from AFL III, a subsidiary of Atlas Air, Inc., to Atlas Air, Inc.

(2)	EETC aircraft are utilized as follows: 4 ACMI, 3 Scheduled Service, 2 AMC/Charter, 2 Dry Lease to Other and 1 maintenance cover.

(3)	These aircraft are interchangeable between service types and could be deployed differently at any given point in time.

	Fleet
Company (4)(5)	Type	Service Type (6)

Polar Air Cargo, Inc.	300	Scheduled Service
Polar Air Cargo, Inc.	300	Scheduled Service
Polar Air Cargo, Inc.	400	Scheduled Service
Polar Air Cargo, Inc.	400	Scheduled Service
Polar Air Cargo, Inc.	400	Scheduled Service
Polar Air Cargo, Inc.	400	Scheduled Service
Polar Air Cargo, Inc.	400	Scheduled Service
Polar Air Cargo, Inc.	400	Scheduled Service
Polar Air Cargo, Inc.	400	Scheduled Service
Polar Air Cargo, Inc.	400	Scheduled Service
Polar Air Cargo, Inc.	200	Scheduled Service
Polar Air Cargo, Inc.	200	Scheduled Service
Polar Air Cargo, Inc.	200	Scheduled Service
Polar Air Cargo, Inc.	200	AMC/Charter
Polar Air Cargo, Inc.	200	AMC/Charter
Polar Air Cargo, Inc.	200	AMC/Charter
Polar Air Cargo, Inc.	200	AMC/Charter

Total Polar Aircraft	17
Total Parked	0
Total Operating	17

Notes:

(4)	Does not include two B747-100s which are in storage and are expected to be kept in storage through lease expiration.
(5)	Polar fleet total includes six (6) aircraft leased from Atlas Air, Inc. to Polar Air Cargo, Inc.
(6)	These aircraft are interchangeable between service types and could be deployed differently at any given point in time.

Company (7)

Total AAWH Aircraft	51
Total Parked	2
Total Operating	49

Notes:

(7)	Consolidated total which excludes double counting of intercompany leases.

Level of Operations

     The following table summarizes certain forecast operating statistics, including block hours by service type:

	2003	2004	2005	2006	2007

Operated Block Hours
ACMI Lease Contracts	56,977	70,683	73,403	77,003	79,103
Scheduled Service	51,666	61,184	67,915	73,583	73,583
Charter Service (AMC)	36,007	13,596	12,336	12,336	12,336
Charter Service (Commercial)	10,903	10,960	10,960	10,960	10,960
Other Products	1,495	—	—	—	—
Non Revenue	1,806	1,802	1,832	1,904	1,946

Total	158,853	158,225	166,445	175,786	177,928
Flight Hours	144,066	144,118	151,636	160,259	162,209
Miles Flown (000’s)	74,738	75,434	79,947	84,167	85,181
Avg. Stage Length (Miles)	2,644	2,675	2,701	2,712	2,711
Fuel Uplifted Gallons (000s)	342,810	305,685	329,960	353,159	353,301

2003-2007 Projected Pro Forma Summary Financial Statements

Projected Income Statement — Atlas Air Worldwide Holdings, Inc — Consolidated (Non-GAAP Presentation)

($ in millions)	2003E	2004P	2005P	2006P	2007P
Revenue
ACMI Lease Contract	$303.5	$376.7	$394.8	$415.5	$429.3
Charter Service	561.4	278.5	267.8	271.3	274.7
Scheduled Service	518.5	630.4	710.2	777.5	790.7
Other	35.0	32.2	32.7	33.6	33.8

Total Operating Revenue	1,418.4	1,317.8	1,405.5	1,497.9	1,528.6
Operating Expenses
Salaries, Wages & Benefits	198.4	187.9	201.9	215.7	217.7
Ground Handling and Airport Fees	176.2	170.9	186.6	196.1	196.7
Maintenance, Materials & Repairs	217.4	250.4	250.6	275.5	273.3
Aircraft Fuel	317.6	267.1	286.9	306.6	306.8
Other Operating Expense	193.2	166.0	164.2	151.9	165.2
Identified Pre-Tax Cost Savings Initiatives	(1.9)	(20.2)	(18.7)	(19.5)	(20.1)

Operating Expenses Subtotal	1,100.8	1,022.1	1,071.4	1,126.4	1,139.6
EBITDAR	317.7	295.7	334.1	371.5	389.1
Aircraft Rent	188.8	182.5	182.5	182.1	181.8

EBITDA	128.9	113.2	151.6	189.4	207.2
Depreciation	53.3	34.6	34.6	34.6	34.6

EBIT	75.6	78.6	117.0	154.9	172.7
Restructuring Expenses	30.8	21.5	0.0	0.0	0.0
Loss on Disposal of Fixed Assets	4.3	0.0	0.0	0.0	0.0
Interest Expense	60.3	30.7	29.0	25.9	22.8
Interest Income	(3.1)	(0.8)	(1.1)	(1.3)	(1.8)

Pretax Income	(16.7)	27.2	89.0	130.2	151.7
Taxes	0.0	9.5	31.5	46.1	53.7

Net (Loss) Income	($16.7)	$17.7	$57.6	$84.1	$98.0
Gain on Extinguishment of Debt (Excluded from Results Above)	$0.0	$237.5	$0.0	$0.0	$0.0

E-	Represents estimated amounts

P-	Represents projected amounts

2003-2007 Projected Pro Forma Summary Financial Statements (Cont’d)

Projected Balance Sheet — Atlas Air Worldwide Holdings, Inc. — Consolidated (Non-GAAP Presentation)

($ in millions)	2002A	2003E	2004P	2005P	2006P	2007P

Current Assets
Cash and Short Term Investments	$253.8	$80.4	$110.9	$118.8	$163.2	$234.6
Accounts Receivable, Net	186.9	185.9	200.2	213.9	227.9	231.2
Prepaid Expenses	185.0	248.0	223.7	238.0	249.4	248.6
Total Current Assets	625.7	514.3	534.7	570.7	640.5	714.4
Non-Current Assets
Gross PP&E	826.5	803.8	823.8	843.8	865.1	886.5
Accumulated Depreciation	108.7	137.0	171.6	206.2	240.7	275.3

Net PP&E	717.9	666.8	652.2	637.7	624.3	611.2
Deposits and Other	224.5	141.6	135.7	103.2	76.0	48.6

Total Assets	$1,568.1	$1,322.7	$1,322.6	$1,311.6	$1,340.9	$1,374.1
Liabilities
Accounts Payable & Accrued Liabilities	$283.9	$186.1	$231.3	$229.8	$239.0	$242.0
Other Liabilities	262.8	232.7	217.2	201.6	186.0	170.5
Long Term Debt
AAI
Bank Debt	303.5	253.5	212.7	171.1	128.3	81.9
Senior Notes	437.5	437.5	0.0	0.0	0.0	0.0
EETCs	176.3	159.1	150.0	135.8	124.0	111.3
Capital Leases	4.0	3.0	1.7	0.3	0.0	0.0
New Sub Debt	0.0	0.0	53.9	59.6	65.9	72.9
AAWH
GECAS Loan	9.2	0.0	0.0	0.0	0.0	0.0

Total Debt	930.6	853.2	418.2	366.8	318.2	266.1
Total Liabilities	1,477.3	1,271.9	866.7	798.1	743.3	678.6
Equity
Convertible Preferred	0.0	0.0	143.8	154.3	168.9	188.6
Common	90.8	50.8	312.0	359.2	428.7	506.9

Total Equity	$90.8	$50.8	$455.9	$513.5	$597.6	$695.6

A-	Represents actual amounts

E-	Represents estimated amounts

P-	Represents projected amounts

2003-2007 Projected Pro Forma Summary Financial Statements (Cont’d)

Projected Cash Flow Statement — Atlas Air Worldwide Holdings, Inc. (Non-GAAP Presentation)*

($ in millions)	2003E	2004P	2005P	2006P	2007P

Net (Loss) Income	($16.7)	$17.7	$57.6	$84.1	$98.0
Plus Depreciation	53.3	34.6	34.6	34.6	34.6
Plus PIK Interest	0.0	3.9	5.7	6.3	7.0
Less Increase In:
Accounts Receivable, Net	0.9	(14.2)	(13.7)	(14.0)	(3.3)
Prepaid Expenses	(63.0)	24.4	(14.3)	(11.4)	0.8
Other	(10.3)	0.0	0.0	0.0	0.0
Deposits and Other	82.9	5.9	32.4	27.2	27.4
Plus Increase In:
Accounts Payable & Accrued Liabilities	(100.9)	45.3	(1.6)	9.2	3.0
Other Liabilities	(30.1)	(15.6)	(15.6)	(15.6)	(15.6)

Net Cash (Used For) Provided By Operating Activities	(83.9)	101.9	85.1	120.5	151.9
Capital Expenditures	12.2	20.0	20.0	21.3	21.4

Cash Available to Repay Indebtedness	(96.1)	81.9	65.1	99.2	130.4
Borrowings / (Repayments)
AAI
Bank Debt	(50.0)	(40.9)	(41.6)	(42.7)	(46.4)
EETCs	(17.2)	(9.1)	(14.2)	(11.8)	(12.7)
Capital Leases	(1.0)	(1.4)	(1.4)	(0.3)	0.0
AAWH
GECAS Loan	(9.2)	0.0	0.0	0.0	0.0

Cash Flow	(173.5)	30.5	7.9	44.4	71.4
Starting Cash	253.8	80.4	110.9	118.8	163.2
Ending Cash	$80.4	$110.9	$118.8	$163.2	$234.6

*	forecast does not includes any purchase deposits, revenue or expense assumptions for the Boeing aircraft delivery currently scheduled for 2006

Certain Projected Income Statement Items — Atlas Air, Inc.

($ in millions)	2003E	2004P	2005P	2006P	2007P

Total Operating Revenue	$817.0	$639.4	$652.7	$681.8	$698.0
Operating Expenses	579.2	449.1	417.9	432.1	444.2
Aircraft Rent	121.4	83.7	83.7	83.3	83.1
Depreciation & Amortization	45.8	32.7	32.7	32.7	32.7

Certain Projected Income Statement Items — Polar Air Cargo, Inc.

($ in millions)	2003E	2004P	2005P	2006P	2007P

Total Operating Revenue	$696.7	$692.9	$774.5	$843.6	$858.1
Operating Expenses	524.2	573.0	653.5	694.4	695.4
Aircraft Rent	161.7	113.3	120.5	126.3	126.3
Depreciation & Amortization	7.5	1.9	1.9	1.9	1.9

E-	Represents estimated amounts

P-	Represents projected amounts

The following table summarizes the revised terms for the Company’s aircraft leases, excluding 10 aircraft financed via EETC leases.

	Number of	Original	Revised
Aircraft	Aircraft	Term	Term

Atlas
B747-200	1	Mar-10	Mar-10
B747-200	1	May-09	May-09
B747-200	1	Sep-07	Sep-09
B747-200	1	Nov-07	Nov-09
B747-200	1	Oct-07	Aug-09
B747-300	1	Oct-05	Oct-05
B747-400	1	May-22	May-22
B747-400	1	Aug-22	Aug-22
B747-400	1	Dec-22	Dec-22
Polar
B747-200	1	Dec-08	Dec-09
B747-200	1	Sep-07	Dec-09
B747-400	1	Feb-25	Feb-25
B747-400	1	Feb-25	Feb-25
B747-400	1	Feb-25	Feb-25
B747-400	1	Feb-25	Feb-25
B747-400	1	Aug-22	Aug-22

Not reflected above is one lessor (two aircraft) which will remain unrestructured.

The following table summarizes the restructured terms of each of the Company’s secured financings of aircraft, excluding two aircraft financed via EETC on-balance sheet debt:

(in millions, principal outstanding as of June 30, 2003)

					Original	Proposed
	Aircraft		Principal	Current	Maturity	Maturity
Loan	Collateral		Amount	Interest Rate	Date	Date

Bank	3	(200,300)	$47.0	LIBOR + 4.125%	Apr. 05	Sep. 09
Bank/Tranche A	13	(200)	79.1	LIBOR + 4.125%	Apr. 05	Jan. 09
Bank/Tranche B	(See Bank/Tranche A above)		99.3	LIBOR + 4.5%	Apr. 06	Jan. 09
Bank	1	(300)	19.3	8.47%	Dec. 06	Jan. 13
Bank	1	(200)	24.9	7.51%	Jul. 08	Jan. 13
Bank	1	(200)	6.7	LIBOR +1.5%	May 05	Sep. 05

2003 Monthly Pre-Restructured and Pro Forma Debt and Lease Payment Schedules

($ in millions)

	“Pre-Restructured” Debt Service and Lease Payment Summary

	Jan-03	Feb-03	Mar-03	Apr-03	May-03	Jun-03	Jul-03	Aug-03	Sep-03	Oct-03	Nov-03	Dec-03	2003

Principal Payments	$40.0	$1.4	$1.1	$17.5	$4.1	$1.2	$20.9	$4.7	$1.2	$19.1	$4.7	$2.9	$118.6
Cash Interest Payments	10.7	7.7	0.6	10.2	7.2	0.6	9.8	7.6	0.6	10.2	7.1	0.5	72.8
Operating Lease Payments	93.4	9.6	9.6	21.7	9.7	9.6	49.5	18.9	9.5	9.4	9.4	10.3	260.5

Total	$144.1	$18.7	$11.4	$49.4	$21.0	$11.3	$80.2	$31.2	$11.3	$38.6	$21.2	$13.7	$452.0

	Pro Forma Debt Service and Lease Payment Summary

	Jan-03	Feb-03	Mar-03	Apr-03	May-03	Jun-03	Jul-03	Aug-03	Sep-03	Oct-03	Nov-03	Dec-03	2003

Principal Payments	$39.9	$1.4	$0.0	$2.2	$0.0	$3.4	$5.7	$3.3	$3.3	$5.7	$9.0	$3.4	$77.4
Cash Interest Payments	10.9	8.8	0.3	0.1	0.1	7.0	5.9	2.3	1.5	1.4	6.2	1.4	45.9
Operating Lease Payments	82.5	8.1	8.3	7.3	6.6	9.0	29.4	9.9	13.1	9.5	57.6	9.5	250.7

Total	$133.4	$18.4	$8.6	$9.7	$6.7	$19.4	$41.0	$15.5	$17.9	$16.6	$72.7	$14.3	$374.0

	Debt Service and Lease Payment Reduction

	Jan-03	Feb-03	Mar-03	Apr-03	May-03	Jun-03	Jul-03	Aug-03	Sep-03	Oct-03	Nov-03	Dec-03	2003

Principal Payments	$0.0	$0.0	$1.1	$15.2	$4.1	($2.3)	$15.2	$1.4	($2.1)	$13.4	($4.3)	($0.5)	$41.2
Cash Interest Payments	(0.2)	(1.2)	0.3	10.1	7.1	(6.3)	3.9	5.3	(0.9)	8.7	1.0	(0.9)	26.9
Operating Lease Payments	10.9	1.5	1.3	14.4	3.1	0.6	20.1	9.0	(3.6)	(0.1)	(48.2)	0.8	9.8

Total	$10.7	$0.3	$2.8	$39.7	$14.3	($8.0)	$39.2	$15.7	($6.6)	$22.0	($51.6)	($0.6)	$78.0

2004 – 2007 Quarterly Pre-Restructured and Pro Forma Debt and Lease Payment Schedules

($ in millions)

	“Pre-Restructured” Debt Service and Lease Payment Summary

	Q1-04	Q2-04	Q3-04	Q4-04	2004	Q1-05	Q2-05	Q3-05	Q4-05	2005

Principal Payments	$31.3	$24.4	$26.8	$24.3	$106.8	$28.5	$15.0	$148.3	$8.8	$200.6
Cash Interest Payments	16.8	17.1	15.9	16.3	66.2	15.1	15.6	14.2	15.2	60.0
Operating Lease Payments	118.2	44.9	62.2	27.2	252.5	121.8	44.9	59.4	23.9	249.9

Total	$166.4	$86.3	$104.9	$67.8	$425.5	$165.3	$75.5	$221.9	$47.8	$510.5

	Pro Forma Debt Service and Lease Payment Summary

	Q1-04	Q2-04	Q3-04	Q4-04	2004	Q1-05	Q2-05	Q3-05	Q4-05	2005

Principal Payments	$11.9	$13.0	$13.2	$13.3	$51.4	$13.7	$14.0	$14.2	$15.2	$57.2
Cash Interest Payments	5.3	5.9	5.7	5.4	22.3	5.6	5.4	5.1	4.8	21.0
Operating Lease Payments	41.4	48.6	48.6	48.6	187.2	51.1	51.1	51.1	59.2	212.5

Total	$58.6	$67.5	$67.5	$67.4	$260.9	$70.4	$70.5	$70.5	$79.2	$290.7

	Debt Service and Lease Payment Reduction

	Q1-04	Q2-04	Q3-04	Q4-04	2004	Q1-05	Q2-05	Q3-05	Q4-05	2005

Principal Payments	$19.4	$11.4	$13.6	$11.0	$55.4	$14.7	$1.1	$134.1	($6.5)	$143.4
Cash Interest Payments	11.5	11.2	10.2	10.9	43.8	9.5	10.1	9.1	10.4	39.1
Operating Lease Payments	76.9	(3.8)	13.6	(21.4)	65.3	70.7	(6.3)	8.3	(35.3)	37.4

Total	$107.8	$18.9	$37.4	$0.5	$164.6	$94.9	$4.9	$151.4	($31.4)	$219.8

2004 – 2007 Quarterly Pre-Restructured and Pro Forma Debt and Lease Payment Schedules (Cont’d)

	“Pre-Restructured” Debt Service and Lease Payment Summary

	Q1-06	Q2-06	Q3-06	Q4-06	2006	Q1-07	Q2-07	Q3-07	Q4-07	2007

Principal Payments	$14.8	$36.4	$4.4	$149.6	$205.3	$6.7	$1.2	$3.1	$1.3	$12.4
Cash Interest Payments	6.4	14.9	5.4	14.2	40.9	5.2	7.2	5.0	7.2	24.6
Operating Lease Payments	114.3	40.6	55.4	19.8	230.1	110.2	40.7	53.4	17.0	221.2

Total	$135.6	$91.9	$65.2	$183.5	$476.2	$122.1	$49.1	$61.5	$25.4	$258.2

	Pro Forma Debt Service and Lease Payment Summary

	Q1-06	Q2-06	Q3-06	Q4-06	2006	Q1-07	Q2-07	Q3-07	Q4-07	2007

Principal Payments	$13.5	$13.5	$13.8	$14.0	$54.8	$14.3	$14.6	$14.9	$15.2	$59.1
Cash Interest Payments	4.4	4.1	3.8	3.6	15.9	3.4	3.1	2.9	2.5	11.8
Operating Lease Payments	48.6	48.6	48.6	48.2	194.1	48.6	48.6	48.6	48.6	194.5

Total	$66.5	$66.2	$66.2	$65.9	$264.8	$66.3	$66.4	$66.4	$66.3	$265.4

	Debt Service and Lease Payment Reduction

	Q1-06	Q2-06	Q3-06	Q4-06	2006	Q1-07	Q2-07	Q3-07	Q4-07	2007

Principal Payments	$1.3	$22.9	($9.4)	$135.6	$150.4	($7.6)	($13.4)	($11.8)	($13.9)	($46.7)
Cash Interest Payments	2.1	10.8	1.6	10.6	25.0	1.9	4.1	2.1	4.7	12.8
Operating Lease Payments	65.7	(8.0)	6.8	(28.5)	36.0	61.6	(7.9)	4.8	(31.7)	26.8

Total	$69.1	$25.7	($1.0)	$117.6	$211.4	$55.8	($17.2)	($4.9)	($40.9)	($7.2)

The assumed post-reorganization capital structure reflects the current status of negotiations with the Company’s various creditor constituencies. Although some of the capital structure assumptions are based on signed term sheets, others are based on draft term sheets and discussions with the Company’s creditor groups as of September 4, 2003. The 2003-2007 Projected Pro Forma Summary Financial Statements and underlying assumptions were prepared by management and reflect management’s judgment as of September 4, 2003, of expected future operating conditions affecting the Company and management’s expected course of action. There may be differences between the projected and actual results because events and circumstances, including the final agreements of the creditors and lessors regarding the restructuring concessions, may not occur as expected. Those differences may be material and adverse.

The 2003-2007 Projected Pro Forma Summary Financial Statements are based on a number of estimates and assumptions that, although considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Company and management and upon assumptions with respect to future business decisions which are subject to change. Accordingly, there can be no assurance that the projected results will be realized, and actual results may vary materially from those projected. If actual results are lower than those shown, or if the assumptions used in formulating the projections are not realized, Company cash flows could be materially and adversely affected.

These projections assume that no material claims will arise that will require a cash settlement. The Company’s balance sheet has not been adjusted for “Fresh Start” accounting as determined by Statement of Position 90 - 7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” If the restructuring were implemented through a Chapter 11 filing, “Fresh Start” accounting could have a material impact on the Company’s balance sheet.

In the normal course of operating and managing the Company, management may revise the projections to reflect changes in assumptions, particularly as they relate to confirming a plan of reorganization. Management assumes no responsibility to advise users of the projections about any subsequent changes thereto.

Use of Non-GAAP Financial Measures

This Current Report on Form 8-K contains non-GAAP financial measures as part of the 2003-2007 Projected Pro Forma Summary Financial Statements. Generally, a non-GAAP measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Pursuant to the requirements as defined in SEC Regulation G, the Company has provided below quantitative reconciliations within this Current Report on Form 8-K of the non-GAAP financial measures to the most comparable GAAP financial measures.

The Company has included earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings before interest, taxes, depreciation and amortization and aircraft rentals (EBITDAR) as part of the 2003-2007 Projected Pro Forma Summary Financial Statements, which are “non-GAAP” financial measures as defined in SEC Regulation G. EBITDA and EBITDAR are not measures of financial performance or liquidity under GAAP but are commonly used in the airline industry to gauge a company’s ability to meet debt service and lease payment requirements. Accordingly, these measures should not be considered as substitutes for net income, income from operations, net cash provided by operating activities, total indebtedness or any other operating, liquidity, indebtedness or capitalization measure prepared in accordance with GAAP. Items excluded from EBITDA and EBITDAR are significant components in understanding and assessing our financial performance. As part of our Current Report on Form 8-K, we have provided a reconciliation of EBITDA and EBITDAR to cash provided by or used for operating activities, which is the nearest comparable GAAP financial measure. However, because EBITDA and EBITDAR are not based on any standardized methodology prescribed by GAAP, investors should note that they are not necessarily comparable to similar measures presented by other companies.

The following table reconciles net cash provided by/(used for) operating activities to EBITDA and EBITDAR for the periods presented (in thousands):

	For the years ended

	2003	2004	2005	2006	2007

Net cash (used for) provided by operating activities	$(83.9)	$101.9	$85.1	$120.5	$151.9
Add (deduct):
Interest Income	(3.1)	(0.8)	(1.1)	(1.3)	(1.8)
Interest Expense	60.3	26.7	23.3	19.6	15.8
Restructuring and non-recurring charges	35.2	21.5	—	—	—
Income Tax expense	—	9.5	31.5	46.1	53.7
Changes in operating assets and liabilities, net of accrued interest, rent and restructuring accruals:
Accounts receivable	(0.9)	14.2	13.7	14.0	3.3
Prepaid expenses and other assets	(9.6)	(30.3)	(18.1)	(15.8)	(28.2)
Accounts payable and accrued liabilities	100.9	(45.3)	1.6	(9.2)	(3.0)
Other liabilities	30.0	15.8	15.6	15.5	15.6

EBITDA	128.9	113.2	151.6	189.4	207.3
Aircraft rent	188.8	182.5	182.5	182.1	181.8

EBITDAR	$317.7	$295.7	$334.1	$371.5	$389.1

Financial Information

Consolidated Unaudited Financial Data for the year ended December 31, 2002, the three months ended March 31, 2003 and June 30, 2003 and the six months ended June 30, 2003.

The following consolidated financial statements and data of the Company, Atlas and Polar were prepared by management for their internal use and are unaudited and subject to change. All significant intercompany accounts and transactions have been eliminated in consolidation. The 2002 and 2003 financial statements reflect a change in the method of accounting for heavy maintenance expenses (except certain engine overhaul costs) from the accrual and deferral methods to direct expense. The financial statements do not include the footnote disclosure necessary to be in compliance with GAAP. The financial statements reflect the impact of all adjustments made as a result of the Company’s restatement of its December 31, 2001 balance sheet to incorporate adjustments to retained earnings relating to periods prior to the 2002 fiscal year comprised primarily of (i) impairment charges to aircraft and related equipment held for use, (ii) correction of the previous accounting for heavy maintenance expense, (iii) inventory obsolescence, and (iv) an increase in allowance for doubtful accounts. The net effect of such restatement was to reduce Retained Earnings at December 31, 2001, as previously reported in the Company’s 2001 financial statements audited by Arthur Andersen LLP, from $185.1 million to an Accumulated Deficit of ($178.7) million. Although the 2002 audit is substantially complete, the unaudited consolidated financials for 2002 remain subject to change until the audit is completed. The Company anticipates that its current auditors, Ernst & Young LLP (“E&Y”), will complete its audit at and for the year ended December 31, 2002 by the end of September 2003. The Company does not expect that E&Y will be able to complete the Company’s previously-announced attempt to restate its 2000 and 2001 financial statements due to the Company’s inability to locate certain financial records from those periods. As a result, we are not in compliance with various accounting and disclosure requirements contained in the Securities Exchange Act of 1934. Due, in part, to our failure to comply with such requirements, the New York Stock Exchange has suspended trading of our common stock and has initiated steps to delist the common stock from the Exchange. It is not possible to predict fully the effects of such a suspension and delisting on the trading price and liquidity for the common stock.

The accompanying unaudited consolidated financial statements have been prepared with the assumption that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business. The Company’s ability to continue as a going concern is dependent on its ability to generate sufficient cash flows to meet obligations on a timely basis, to negotiate new agreements with its aircraft lessors and debt providers, and to obtain additional financing should industry conditions not improve. The uncertainties relating to the Company’s restructuring efforts raise substantial doubt at December 31, 2002 about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the carrying amount of recorded assets or the amount and classification of liabilities, other than a reclassification of its long-term debt as a current liability, that might result should the Company be unable to continue as a going concern. Nor do the financial statements make any provision for any additional costs or losses (including impairments) which may be incurred in connection with the possible return of leased or financed aircraft or the costs and other matters associated with the contemplated Chapter 11 filing.

A.	Consolidated Unaudited Financial Statements of Atlas Air Worldwide Holdings, Inc. for the year ended December 31, 2002.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statement of Operations (000s)*
For the Year Ended December 31, 2002
(UNAUDITED)

Charter Service	$376,373
ACMI Lease Contracts	358,077
Scheduled Service	347,778
Other Income	108,552

Total Operating Revenue	1,190,780
Salaries, Wages and Benefits	189,382
Maintenance Materials and Repairs	215,972
Aircraft Fuel	215,185
Aircraft Rent	212,774
Ground Handling	64,809
Landing Fees and Other Rent	64,244
Travel	49,566
Depreciation	50,209
Impairment Loss	7,850
Other	129,575

Total Operating Expense	1,199,566
Operating Loss	(8,786)
Interest Income	(10,335)
Interest Expense	80,502
Other	1,615

Total non-operating expenses	71,782
Loss before Taxes and Cumulative Effect of Accounting Change	(80,568)
Income Taxes	—

Loss before Cumulative Effect of Accounting Change	(80,568)
Cumulative Effect of Accounting Change	44,556

Net Loss	$(36,012)

*Financial information subject to change

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheet (000s) *
December 31, 2002
(UNAUDITED)

Cash and Cash Equivalents	$222,881
Short-Term Investments	30,967
Accounts Receivable, net	228,676
Prepaid Expenses	174,445
Inventory	11,573

Total Current Assets	668,542
Flight Equipment	767,087
Ground Equipment	59,436
Accumulated Depreciation	(108,667)

Property, Plant and Equipment, net	717,856
Route Acquisition Costs	56,071
Deposits and Other Assets	80,286
Loan Fees, net	56,704

Total Assets	$1,579,459

Accounts Payable and Accrued Liabilities	$295,200
Current Portion of Long Term Debt	930,642

Total Current Liabilities	1,225,842
Other Liabilities and Deferred Gains	262,819
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued Common stock, $0.01 par value; 50,000,000 shares authorized; 38,320,033 shares issued	—
383
Treasury stock at cost; 48,057 shares	(135)
Additional Paid in Capital	305,210
Accumulated Deficit	(214,698)
Accumulated other comprehensive loss	38

Stockholders’ Equity	90,798

Total Liabilities & Stockholders’ Equity	$1,579,459

*Financial information subject to change

Atlas Air Worldwide Holdings, Inc.
Consolidated Statement of Cash Flows (000s) *
For the Year Ended December 31, 2002
(UNAUDITED)

Cash Flow from Operating Activities:
Net Loss	$(36,012)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	50,209
Common stock issued as compensation	600
Recognition of compensation from Restricted Stock Units	452
Provision for doubtful accounts	16,349
Cumulative effect of accounting change	(44,555)
Amortization of debt issuance cost and lease financing deferred gains	(10,240)
Impairment loss	7,850
Other, net	463
Changes in operating assets and liabilities:
Accounts receivable and other	(29,095)
Inventory	(21,466)
Prepaids and other current assets	(57,944)
Deposits and other assets	11,211
Accounts payable and accrued liabilities	158,355

Net cash provided by operating activities	46,177
Cash Flow from Investing Activities:
Capital expenditures	(39,826)
Purchase of investments	(145,257)
Proceeds from liquidation of investments	226,483

Net cash provided by investing activities	41,400
Cash Flow from Financing Activities
Proceeds from sale leaseback transactions	14,337
Proceeds from issuance of common stock	1,023
Purchase of treasury stock	(1,076)
Payments on long-term debt and capital lease obligations	(94,344)
Debt issuance costs and deferred lease costs	(19,121)

Net cash used for financing activities	(99,181)

Net increase in cash	(11,604)
Cash at the beginning of period	234,485

Cash at end of period	$222,881

*	Financial information subject to change

Atlas Air, Inc. and Polar Air Cargo, Inc.
Select Financial Data (000s) *
As at and for the year ended December 31, 2002
(UNAUDITED)

Atlas Air, Inc.

Operating Revenue	$716,517
Aircraft Rent	131,118
Depreciation	39,552
Other Operating Expense	550,257

Operating Expense	720,927
Operating Loss	$(4,410)

Capital Expenditures	$47,393

Cash, Cash Equivalents and Short-Term Investments	$227,157

Polar Air Cargo, Inc.

Operating Revenue	$527,556
Aircraft Rent	124,802
Depreciation	10,657
Other Operating Expense	391,984

Operating Expense	527,443
Operating Income	$113

Capital Expenditures	$12,239

Cash, Cash Equivalents and Short-Term Investments	$20,686

*Selected Financial Data subject to change

B.	Lease and Debt Obligations and Contingencies as of December 31, 2002.

Debt and Capital Lease Obligations

We are currently in default with respect to our reporting covenants and payment obligations under certain of our aircraft-related lease and debt agreements, which, as a result, are classified as a current liability at December 31, 2002.

Debt and capital lease obligations as of December 31, 2002 are as follows (in thousands):

AFL III Term Loan Facility	$194,893
Aircraft Credit Facility	50,607
10 3/4% Senior Notes due 2005	137,475
9 1/4% Senior Notes due 2008	152,869
9 3/8% Senior Notes due 2006	147,000
1998 EETC’s	84,358
1999 EETC’s	91,990
GECAS Term Loan	9,320
Other	62,130

$930,642

Commitments and Contingencies

Aircraft/Real Estate Leases

At December 31, 2002, minimum annual rental commitments under capital leases and noncancelable aircraft operating leases with initial or remaining terms of more than one year are as follows (in thousands):

	Aircraft Leases

	Capital	Operating

Years Ending December 31,
2003	$2,815	$260,529
2004	1,394	252,543
2005	—	249,922
2006	—	230,054
2007	—	221,113
Thereafter	—	2,515,751

Total minimum lease payments	4,209	$3,729,912

Less amounts representing interest	(83)

Present value of future minimum capital lease payments	4,126
Less current obligations under capital lease	(2,815)

Long-term obligations under capital lease	$1,311

In addition to the above commitments, the Company leases engines under short-term lease agreements on an as needed basis.

Aircraft and engine rent expense, including short-term rent, were $211.9 million for the year ended December 31, 2002.

Real estate rent expenses were $10.6 million for the year ended December 31, 2002.

Aircraft Purchase Commitments

Under the terms of the Boeing Purchase Agreement, one remaining Boeing 747-400 freighter aircraft (the “aircraft”) was to be delivered October 2003. In February 2003, Atlas and Boeing reached a Supplemental Agreement (the “Agreement”) to move the aircraft delivery date to October 2006. As part of the Agreement, of the $3.4 million Atlas had paid as of December 31, 2002 as purchase deposits on this aircraft, approximately $2.9 million will be applied as a slide fee for the deferring of delivery of the aircraft to October 2006. The remaining $0.5 million will be applied to a new Deferred Advance Payment Schedule on the aircraft. The following table details the revised advance payment schedule (in thousands):

Deferred Advance
Payment Amount

Upon Signing of Supplemental Agreement	$500.0
September 1, 2004	1,648.4
June 1, 2005	10,742.1
September 1, 2005	8,593.6
December 1, 2005	6,445.2

Total	$27,929.3

Interest on the Deferred Amount will commence on September 1, 2004, and will be charged at the fluctuating rate of interest per annum equal to the six month London Interbank Offered Rate (LIBOR) as published in the Wall Street Journal effective for the first business day of each calendar quarter, plus three percent .

The inability to secure financing for the 2006 aircraft delivery could result in a default under the Boeing Purchase Agreement, which could permit Boeing to accelerate payments due under the Boeing Purchase Agreement. Such acceleration could cause a default in covenants of certain of our indebtedness which could permit the lenders to accelerate payment of a significant portion of all indebtedness, which event would have a material adverse effect on our financial position and results of operations. The Company is in discussions with Boeing about further deferrals of the aircraft delivery date or additional modifications to this commitment.

The Company has no obligations or commitments with respect to additional new aircraft deliveries beyond that noted above.

With respect to the December 2002 aircraft delivery, Atlas secured an operating lease financing arrangement with General Electric Capital Aviation Services (“GECAS”). In connection with the delivery, $6.0 million in previously paid aircraft deposits were returned to Atlas during the fourth quarter of 2002.

Labor

The Airline Pilots Association (“ALPA”) represents all of our U.S. Pilots. Collectively, these employees represent approximately 55% of our workforce as of December 31, 2002. Polar’s collective bargaining agreement with ALPA became amendable in May 2003, subject to ratification, and we cannot accurately predict the outcome of any negotiations. Although we have never had a work interruption or stoppage and believe our relations with our Pilots are generally good, we are subject to risks of work interruption or stoppage and/or may incur additional administrative expenses associated with union representation of our employees. If we are unable to reach an agreement with our Pilots on the terms of their collective bargaining agreements, or if Atlas Air was unable to negotiate future contracts with our Pilots, we may be subject to work interruptions and/or stoppages. Any sustained work stoppages could adversely affect our ability to fulfill our obligations under ACMI lease contracts and other agreements and could have a material, adverse effect on our financial condition and results of operations. Copies of the collective bargaining agreements have been posted on the Company’s website.

Legal Proceedings

Existing and Potential Claims Against the Company for Alleged Violation of the Securities Laws

The Company and several of its current and former officers and directors have been named as defendants in seven putative class action complaints filed in the United States District Court for the Southern District of New York. The seven class actions were filed on behalf of purchasers of the Company’s publicly traded common stock during the period April 18, 2000 through October 15, 2002, inclusive (the “Class Period”) and allege, among other things, that during the Class Period the Company and the individual defendants knowingly issued materially false and misleading statements to the market throughout the Class Period in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”). Two of the class actions also include claims under the Securities Act of 1933 (“Securities Act”) on behalf of purchasers of common stock pursuant or traceable to the May 15, 2000 and September 18, 2000 prospectus supplements issued by the Company. The Securities Act claims are alleged only against a named former director and the lead underwriter of the May and September 2000 offerings. The complaints seek unspecified compensatory damages and other relief. The Company expects to respond to the plaintiffs consolidated Amended Complaint and to provide a vigorous defense to the litigation. On May 19, 2003, a senior judge of the Southern District of New York issued an order consolidating the seven class actions.

On October 25, 2002 and November 12, 2002, two shareholder derivative complaints were filed on behalf of the Company against the members of the Company’s Board of Directors in the Supreme Court of New York, Westchester, County. Both actions charge that the defendants violated (1) their fiduciary duties of loyalty and good faith, (2) Generally Accepted Accounting Principles, (3) the Company’s Audit Committee Charter by failing to implement and maintain an adequate internal accounting control system, and that a named director further breached their fiduciary duties of loyalty and good faith by using material non-public information to sell shares of the Company’s common stock at artificially inflated prices. The Company is not aware of any prior demand for corporate action by either Plaintiff. The Company and the individual defendants in the derivative actions have entered into a stipulation with the derivative plaintiffs under which the derivative actions will be consolidated.

On October 17, 2002, Atlas received a letter from the Northeast Regional Office of the United States Securities and Exchange Commission informing it that an informal investigation had been commenced arising out of the Company’s October 16, 2002 announcement that it would restate its financial results for 2000 and 2001. The SEC has since issued a Formal Order of Investigation and on January 21, 2003, served upon the Company a subpoena requiring the production of documents. The Company intends to continue cooperating fully with the SEC in its investigation.

Other Litigation

In the fourth quarter of 2002, Atlas and Malaysian Airlines reached an agreement to settle the arbitration proceedings between them and such settlement did not have a material adverse impact on the Company.

Pursuant to the terms of the collective bargaining agreement between Polar and ALPA, which represents Polar’s crew members, disputes over contract interpretation can be filed as grievances and, if not satisfactorily resolved between the parties, are subject to arbitration. On January 30, 2002, ALPA filed a grievance claiming a pay raise was due in December 2001 to Polar crew members. Polar has disputed this claim, alleging that certain conditions precedent have not been met. The total amount at issue as to all Polar crewmembers is approximately $324,000. The grievance was settled in May 2002 and the settlement provides for a 1.5 percent wage increase for the crewmembers retroactive to December 1, 2001.

Wells Fargo, which leased a Boeing 747 aircraft to Polar, has brought an action in the United Kingdom against Polar for its alleged failure to return the aircraft in compliance with return conditions as set forth in the lease. Wells Fargo is seeking monetary damages, including double rent and the cost of maintenance to restore the aircraft to comply with the specified return conditions. The Company disputes the allegations set forth in Wells Fargo’s complaint and intends to defend this action vigorously.

Miami-Dade County (the “County”) is currently investigating and remediating various environmental conditions at the Miami International Airport (“MIA”) and funding the remediation costs through landing fees and various cost recovery methods. The County initiated a lawsuit in 2001 against approximately 17 defendants and has identified another 243 potentially responsible parties (“ PRPs”) in an attempt to recover its past and future costs relating to the investigation and remediation of soil and groundwater contamination at MIA. While the Company is not named in the lawsuit, it has been identified as a PRP. The Company’s portion of the cleanup costs cannot be reasonably estimated due to a variety of factors, including the unknown extent and cost of the remedial actions required. However, given the proportion of the cost that will ultimately be recovered from other the PRPs who have had longer and more substantial operations at MIA, such costs are not expected to have a material adverse effect upon the Company.

On August 7, 2001, Atlas sued Southern Air, Inc. (“Southern”) and Hernan Galindo (“Galindo”) in Dade County Circuit Court seeking damages in excess of $13 million alleging, among other things, that these defendants committed tortious interference with Atlas’ contracts or advantageous business relationships with Aerofloral, Inc., unfair competition and conspiracy. Atlas subsequently filed a Second Amended Complaint joining additional defendants James K. Neff (“Neff”), Randall P. Fiorenza (“Fiorenza”), Jay Holdings LLC, and EFF Holdings LLC, on the same legal theories asserted against Southern and Galindo. On November 15, 2002, Southern filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code, and the action has been stayed against Southern. The court, however, denied the other defendants’ motions to dismiss, and they have now answered the Second Amended Complaint denying any liability to Atlas.

Recently, Southern filed a motion for leave of court to file a counterclaim against Atlas and a third party complaint against the Company. The motion is scheduled for hearing on October 14, 2003. The proposed counterclaim and third party complaint allege, among other things, that Atlas and the Company are alter egos of each other and committed various torts against Southern, including tortious interference with contract and with advantageous business relationships, unfair competition, conspiracy, and other anti-competitive acts in violation of Florida law. The proposed counterclaim and third party complaint do not specify the damages sought by Southern other than the minimal jurisdictional amount of $15,000. Atlas and the Company do not believe that the proposed counterclaim and third party complaint have any merit and intend to resist the motion for leave to file the pleading. They also intend to vigorously defend against the claims asserted if the court permits the pleading to be filed.

The Company is involved in other litigation in the ordinary course of business, and there are no other material legal proceedings pending against it or to which any of its property is subject.

C.	Consolidated Unaudited Fianancial Statements of Atlas Air Worldwide Holdings, Inc. for the three months ended March 31, 2003 and June 30, 2003 and for the six months ended June 30, 2003.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statement of Operations (000s) *
(UNAUDITED)

	Six Months	Three Months	Three Months
	Ended June 30,	Ended June 30,	Ended March 31,
	2003	2003	2003

Charter Service	$296,379	$134,511	$161,868
Scheduled Service	221,487	114,847	106,640
ACMI Lease Contracts	138,683	71,163	67,520
Other Income	22,884	6,052	16,832

Total Operating Revenue	679,433	326,573	352,860
Salaries, W ages and Benefits	103,861	50,937	52,924
Maintenance Materials and Repairs	100,775	53,136	47,639
Aircraft Fuel	157,460	73,337	84,123
Aircraft Rent	97,062	45,946	51,116
Ground Handling	43,973	22,147	21,826
Landing Fees and Other Rent	46,134	24,455	21,679
Travel	29,434	13,469	15,965
Depreciation	35,977	21,524	14,453
Loss on Disposal of Fixed Assets	4,322	4,322	—
Other	87,147	41,843	45,304

Total Operating Expenses	706,145	351,116	355,029
Operating Loss	(26,712)	(24,543)	(2,169)
Interest Income	(2,162)	(1,154)	(1,008)
Interest Expense	38,850	19,702	19,148
Other	1,859	842	1,017

Total Non-operating Expenses	38,547	19,390	19,157
Loss before Taxes	(65,259)	(43,933)	(21,326)
Income Tax Provision	—	—	—

Net Loss	$(65,259)	$(43,933)	$(21,326)

*Financial information subject to change

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheet (000s) *
(UNAUDITED)

	June 30, 2003	March 31, 2003

Cash and Cash Equivalents	$142,729	$139,589
Accounts Receivable, net	223,998	246,435
Prepaid Expenses	213,296	222,864
Inventory	8,613	10,997

Total Current Assets	588,636	619,886
Flight Equipment	743,777	762,709
Ground Equipment	59,642	59,620
Accumulated Depreciation	(125,219)	(117,479)

Property, Plant and Equipment, net	678,200	704,850
Route Acquisition Costs	56,071	56,071
Deposits and Other Assets	75,257	73,577
Loan Fees, net	53,755	55,416

Total Assets	$1,451,919	$1,509,800

Accounts Payable and Accrued Expenses	$286,467	$292,856
Current Portion of Long Term Debt	886,860	889,186

Total Current Liabilities	1,173,327	1,182,042
Other Liabilities & Deferred Gains	251,829	257,437
Stockholders’ Equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 38,377,504 and 38,347,898 shares issued, respectively	383	383
Treasury stock at cost; 1,050 shares	(4)	(4)
Additional Paid in Capital	306,303	305,927
Accumulated Deficit	(279,957)	(236,024)
Accumulated other comprehensive loss	38	38

Stockholders’ Equity	26,763	70,321

Total Liabilities & Stockholders’ Equity	$1,451,919	$1,509,800

*Financial information subject to change

Atlas Air Worldwide Holdings, Inc.
Consolidated Statement of Cash Flows (000s) *
(UNAUDITED)

	Six Months	Three Months	Three Months
	Ended June 30,	Ended June 30,	Ended March 31,
	2003	2003	2003

Cash Flow from Operating Activities:
Net Loss	$(65,259)	$(43,933)	$(21,326)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,977	21,524	14,453
Common stock issued as compensation	283	—	283
Recognition of compensation from Restricted Stock Units	442	377	65
Provision for doubtful accounts	4,579	3,413	1,166
Amortization of debt issuance cost and lease financing deferred (gains)	(5,387)	(2,687)	(2,700)
Loss on disposal of fixed assets	4,322	4,322	—
Purchase deposit reclassification	2,888	—	2,888
Other, net	(2,875)	(1,783)	(1,092)
Changes in operating assets and liabilities:
Accounts receivable and other	99	19,024	(18,925)
Prepaids and other current assets	(41,537)	6,306	(47,843)
Deposits and other assets	5,028	(1,681)	6,709
Accounts payable and accrued liabilities	(6,174)	(4,635)	(1,539)

Net cash (used for) provided by operating activities	(67,614)	247	(67,861)
Cash Flow from Investing Activities:
Capital expenditures	(6,917)	(2,567)	(4,350)
Net proceeds from the disposal of fixed assets	7,786	7,786	—

Net cash provided by (used for) investing activities	869	5,219	(4,350)
Cash Flow from Financing Activities
Purchase of treasury stock	(217)	—	(217)
Payments on long-term debt and capital lease obligations	(43,782)	(2,326)	(41,456)
Debt issuance costs and deferred lease costs	(375)	—	(375)

Net cash used for financing activities	(44,374)	(2,326)	(42,048)

Net decrease in cash	(111,119)	3,140	(114,259)
Cash at the beginning of period	253,848	139,589	253,848

Cash at end of period	$142,729	$142,729	$139,589

*Financial information subject to change

Atlas Air, Inc. and Polar Air Cargo, Inc.
Select Financial Data (000s) *
(UNAUDITED)

Atlas Air , Inc.

	As At and For The Six Months Ended	As At and For The Three Months Ended
	June 30, 2003	June 30, 2003	March 31, 2003

Operating Revenue	$408,781	$193,625	$215,156
Aircraft Rent	68,078	32,733	35,345
Depreciation	29,428	15,408	14,020
Other Operating Expense	306,053	147,579	158,475

Operating Expense	403,559	195,720	207,840
Operating Income (Loss)	$5,222	$(2,095)	$7,316

Capital Expenditures	$5,992	$2,171	$3,821

Cash and Cash Equivalents	$115,356	$115,356	$112,790

Polar Air Cargo, Inc.

	As At and For The Six Months Ended	As At and For The Three Months Ended
	June 30, 2003	June 30, 2003	March 31, 2003

Operating Revenue	$327,362	$167,742	$159,620
Aircraft Rent	85,017	47,730	37,287
Depreciation	6,550	6,117	433
Other Operating Expense	265,103	135,264	129,839

Operating Expense	356,670	189,111	167,559
Operating Loss	$(29,308)	$(21,369)	$(7,939)

Capital Expenditures	$925	$396	$529

Cash and Cash Equivalents	$26,240	$26,240	$23,248

*	Selected Financial Data subject to change

Debt Balances and Collateral

As of June 30, 2003

Obligor	Creditor	Description	Balance	Collateral	Guarantor

AAI	Bank	Loan	$47,018,891	2 B747-200s & 1 B747-300	AAWH
	Senior Notes (10.75%)	Loan	137,475,000	Unsecured	N/A
	Senior Notes (9.25%)	Loan	153,000,000	Unsecured	N/A
	Senior Notes (9.38%)	Loan	147,000,000	Unsecured	N/A
	EETC-98	Issuance (A)	55,301,144	1 B747-400	N/A
		Issuance (B)	15,371,146	See Issuance A above	N/A
		Issuance (C)	5,236,589	See Issuance A above	N/A
	EETC-99	Issuance (A-1)	12,947,413	1 B747-400	N/A
		Issuance (A-2)	43,544,000	See Issuance A-1 above	N/A
		Issuance (B)	18,050,575	See Issuance A-1 above	N/A
		Issuance (C)	14,305,236	See Issuance A-1 above	N/A
	Bank	Loan	19,253,295	1 B747-300	N/A
	Bank	Loan	24,879,852	1 B747-200	N/A
	Bank	Loan	6,701,267	1 B747-200	N/A
	Bank	Capital Lease	3,390,505	1 Flight Simulator	N/A
	Bank	Capital Lease	417,999	See Capital Lease above	N/A

		AAI Total	$703,892,912
AFL III	Bank	Tranche A Loan	$79,144,683	13 B747-200s and 12 spare	AAWH*
	Bank	Tranche B Loan	99,275,521	engines in total for both tranches	AAWH*

		AFL III Total	$178,420,204
PO	N/A	N/A	-	N/A	N/A
AAWH	Financial	Loan	$4,660,000	1 B747-200; Polar	PO

	Institution			Receivables
AAWH Total			$886,973,116

Notes:
AAI = Atlas Air, Inc.	* With respect to AFL III, AAWH guarantees
AAWH = Atlas Air Worldwide Holdings, Inc.	the lease obligations running from AAI to
AFL = Atlas Freighter Leasing	AFL III, but not the AFL III debt
N/A = Not Applicable
PO = Polar Air Cargo, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

DATE: September 12, 2003	By:	/s/ David W. Lancelot

David W. Lancelot
Senior Vice President & Chief Financial Officer

Atlas Air, Inc.

DATE: September 12, 2003	By:	/s/ David W. Lancelot

David W. Lancelot
Senior Vice President & Chief Financial Officer